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                                                                  Exhibit 10.11

                                  AMENDMENT OF
                                SPX CORPORATION
                          1992 STOCK COMPENSATION PLAN
                (As amended and Restated Effective December 10,
               1997 and Further Amended Effective August 26, 1998
                              and April 28, 1999)

         WHEREAS, SPX Corporation (the "Company") maintains the SPX Corporation 1992 Stock Compensation Plan (the "Plan"); and

         WHEREAS, amendment of the Plan is now deemed desirable;

         NOW THEREFORE, pursuant to the amending authority reserved to the Company under Section 14, of the Plan, the Plan is hereby amended effective January 1, 2000, subject to the approval of the Company's stockholders, by substituting the following for the last sentence of Subsection 5.1 of the Plan:

         "The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 2,000,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3."




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                                  AMENDMENT TO
                                SPX CORPORATION
                          1992 STOCK COMPENSATION PLAN
            (As Amended and Restated Effective December 10, 1997 and
                   Further Amended Effective August 26, 1998)


         WHEREAS, SPX Corporation (the "Company") maintains the SPX Corporation 1992 Stock Compensation Plan (the "Plan"); and

         WHEREAS, it is now deemed desirable and in the best interests of the Company and its stockholders to increase the number of shares available for issuance under the Plan, subject to the approval of the Company's stockholders;

         NOW, THEREFORE, by virtue and in exercise of the amending authority reserved to the Company under Section 14 of the Plan, the Plan is hereby amended, subject to the approval of the Company's stockholders, by deleting Subsection 5.1 of the Plan and substituting the following therefor:

         "5.1. Number. The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, may not exceed 5,000,000. Of this total number, up to 200,000 shares of Common Stock may be granted to Participants in the form of Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, Stock Appreciation Rights and Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 100,000 subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3."



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                                  AMENDMENT OF
                                SPX CORPORATION
                          1992 STOCK COMPENSATION PLAN
             (As amended and Restated Effective December 10, 1997)


         FURTHER RESOLVED, that the Plan be and it hereby is amended so that the aggregate number of shares of SPX Common Stock available for issuance in connection with grants under the Plan shall be up to 3 million shares (as the same may be adjusted from time to time to reflect changes in the Corporation's capitalization), and such amendment be, and it hereby is, approved and adopted, subject to the approval of the stockholders of the Corporation;



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                                SPX CORPORATION
                          1992 STOCK COMPENSATION PLAN
               (Amended and Restated Effective December 10, 1997)



SECTION 1.         ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN

1.1. Establishment. SPX Corporation, a Delaware corporation, has established the "1992 Stock Compensation Plan" (the "Plan"). The Plan, which originally amended and restated the prior "Stock Compensation Plan," permits the awarding of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units.

1.2. Purposes. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and divisions by (a) encouraging and providing for the acquisition of equity interests in the Company by Key Employees, thereby increasing the stake in the future growth and prosperity of the Company, and furthering Key Employees' identity of interest with those of the Company's shareholders, and (b) enabling the Company to compete with other organizations in attracting, retaining, promoting and rewarding the services of Key Employees.

1.3. Effective Dates. On April 28, 1993, the Company's shareholders approved the adoption of the Plan effective as of December 15, 1992. On December 11, 1996, the Board adopted certain amendments to the Plan, which were approved by the Company's shareholders on April 23, 1997. Effective December 10, 1997, the Plan is amended and restated, as set forth herein and as approved by the Board on December 10, 1997.

SECTION 2.         DEFINITIONS.

2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) "Board" means the Board of Directors of the Company.

(b) "Code" means the Internal Revenue Code of 1986, as amended.

(c) "Committee" means the Compensation Committee of the Board, which shall consist of not less than three persons appointed by the Board from among those Board members who are not employees of the Company or any of its subsidiaries or divisions. The Committee shall administer the Plan pursuant to the provisions of
Section 4.

(d) "Common Stock" means the Common Stock, par value $10.00, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 5.3.

(e) "Company" means SPX Corporation, a Delaware corporation.


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(f) "Fair Market Value" means, as to any date, the fair market value of Common
Stock determined by such methods or procedures as shall be established from time to time by the Committee or, if not otherwise determined, fair market value means the closing price of a share of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest Edition of The Wall Street Journal for such date (or, if no prices are quoted for such date, on the next preceding date on which such prices of Common Stock are so quoted).

(g) "Key Employee" means an employee of the Company or of a Subsidiary, including an officer or director, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company or a Subsidiary. Key Employees also may include those employees identified by the Committee to be in situations of extraordinary performance, promotion, retention or recruitment. The awarding of a grant under this Plan to an employee by the Committee shall be deemed a determination by the Committee that such employee is a Key Employee.

(h) "Mature Common Stock" means Common Stock that has been acquired by the holder thereof on the open market or that has been acquired pursuant to this Plan or another employee benefit arrangement of the Company and held for at least six months.

(i) "Options" means the right to purchase stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (a) an "incentive stock option" within the meaning of Code Section 422, or (b) a "nonqualified stock option" which is intended not to fall under the provisions of Code Section 422.

(j) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Subsection 7.3.

(k) "Participant" means any individual designated by the Committee to participate in this Plan pursuant to Subsection 3.1.

(l) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9.

(m) "Restricted Stock" means the Common Stock granted to a Participant pursuant to Section 9.

(n) "Stock Appreciation Right" means the right to receive a cash payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise of the Right over a specified price fixed by the Committee at grant (exercise price), which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option Price.

(o) "Subsidiary" means a corporation at least 50% or more of the voting power of which is owned, directly or indirectly, by the Company.


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2.2. Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

SECTION 3.         ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be selected by the Committee from among those employees of the Company who are considered Key Employees.

SECTION 4.         ADMINISTRATION

4.1. Administration. The Plan shall be administered by a Committee to be known as the "Compensation Committee," which shall consist of not less than three directors of the Company designated by the Board; provided, however, that no director who is an employee of the Company, a Subsidiary or a division shall be appointed to the Committee. For purposes of any award granted under the Plan by the Committee that is intended to be exempt from the restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "Act"), the Committee shall consist only of directors who qualify as "non-employee directors," as defined in Rule 16b-3 under the Act. For purposes of any award granted under the Plan by the Committee that is intended to qualify for the performance-based compensation exemption to the $1 million deductibility limit under Code Section 162(m), the Committee shall consist only of directors who qualify as "outside directors," as defined in Code Section 162(m) and the related regulations. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of the majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the unanimous written consent of its members.

                  The Committee may establish such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries and divisions, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

SECTION 5.         STOCK SUBJECT TO PLAN

5.1. Number. The total number of shares of Common Stock of the Company subject to issuance under the Plan, and subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3, may not exceed 1,900,000. Of this total number, up to 200,000 shares of Common Stock may be granted to Participants in the form of Restricted Stock. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. The maximum aggregate number of shares of Common Stock (including Options, Restricted Stock, Stock Appreciation Rights and


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Performance Units to be paid out in shares of Common Stock) that may be granted or that may vest with respect to awards granted in any one fiscal year to a Participant shall be 100,000, subject to adjustment upon the occurrence of any of the events indicated in Subsection 5.3.

5.2. Unused Stock. In the event any shares of Common Stock that are subject to an Option which, for any reason, expires, terminates or is canceled as to such shares, or any shares of Common Stock subject to a Restricted Stock award made under the Plan are reacquired by the Company pursuant to the Plan, or any Stock Appreciation Right expires unexercised, such shares and rights again shall become available for issuance under the Plan. Any shares of Common Stock withheld or tendered to pay withholding taxes pursuant to Subsection 15.2 or withheld or tendered in full or partial payment of the exercise price of an Option pursuant to Subsection 7.6 shall again become available for issuance under the Plan. In addition, all shares which reverted back to the Stock Compensation Plan due to the expiration or termination of an award under the terms of the Stock Compensation Plan or the 1982 Stock Option Plan have been carried forward and are considered available for issuance under the terms of this Plan.

5.3. Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding Option, and its stated Option Price, shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise. The Committee also shall make appropriate adjustments in the number of outstanding Stock Appreciation Rights and Performance Units and the related grant values.

SECTION 6.         DURATION OF PLAN

         The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Common Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. However, no Option, Stock Appreciation Right, Restricted Stock or Performance Unit may be granted under the Plan on or after December 15, 2002, which is the tenth anniversary of the Plan's effective date.

SECTION 7.         STOCK OPTIONS

7.1. Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee also shall determine whether an Option is an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option. However, in no event shall the Fair Market Value (determined at the date of grant) of Common Stock for which incentive stock options become exercisable for the first time in any calendar year exceed $100,000, computed in accordance with Code Section 422(b)(7). In addition, no incentive stock


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option shall be granted to any person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum established by Code
Section 422.

7.2. Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement shall specify whether the Option is intended to be an incentive stock option within the meaning of Code Section 422, or a nonqualified stock option which is intended not to fall under the provisions of Code Section 422.

7.3. Option Price. The Option Price shall be determined by the Committee. However, no Option granted pursuant to the Plan shall have an Option Price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.

7.4. Duration of Options. Each option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Option shall be exercisable later than the tenth anniversary of its grant date.

7.5. Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.

7.6. Method of Exercise and Payment of Option Price. Options shall be exercised pursuant to the methods and procedures as shall be established from time to time by the Committee. The Committee shall determine the acceptable form or forms and timing of payment of the Option Price. Acceptable forms of paying the Option Price upon exercise of any Option shall include, but not be limited to, (a) cash or its equivalent, (b) tendering shares of previously acquired Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, (c) directing the Company to withhold shares of Common Stock, which may include attesting to the ownership of the equivalent number of shares of previously-acquired Mature Common Stock having a Fair Market Value at the time of exercise equal to the total Option Price, (d) other approved property or (e) by a combination of (a), (b), (c) and/or (d). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. As soon as practicable, after Option exercise and payment, the Company shall deliver to the Participant Common Stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

7.7. Restrictions on Common Stock Transferability. The Committee shall impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Common Stock are then listed and under any blue sky or state securities laws applicable to such shares.


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7.8. Termination of Employment Due to Death, Disability or Retirement. In the
event the employment of a Participant is terminated by reason of death, any outstanding Options shall become immediately fully vested and exercisable within such period following the Participant's death as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option, by such person or person as shall have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of retirement or disability (as such terms are defined under the applicable rules of the Company), any outstanding Options shall become immediately fully vested and exercisable within such period after such date of termination of employment as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option.

7.9. Termination of Employment Other Than for Death, Disability or Retirement. If the employment of the Participant terminates for any reason other than death, disability or retirement, the Participant shall have the right to exercise the Option within such period after the date of his termination as shall be determined by the Committee, but in no event beyond the expiration of the term of the Option and only to the extent that the Participant was entitled to exercise the Option at the date of his termination of employment. Regardless of the reasons for termination of employment, incentive stock options must be exercised within the Code Section 422 prescribed time period in order to receive the favorable tax treatment applicable thereto.

7.10. Nontransferability of Options. Except as provided in this Subsection 7.10, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Under such rules and procedures as the Committee may establish, the holder of an Option may transfer such Option to members of the holder's immediate family (i.e., children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that (i) the agreement, if any, with respect to such Option, expressly so permits or is amended to so permit, (ii) the holder does not receive any consideration for such transfer, and (iii) the holder provides such documentation or information concerning any such transfer or transferee as the Committee may reasonably request. Any Options held by any transferees shall be subject to the same terms and conditions that applied immediately prior to their transfer. The Committee may also amend the agreements applicable to any outstanding Options to permit such transfers. Any Option not granted pursuant to any agreement expressly permitting its transfer or amended expressly to permit its transfer shall not be transferable. Such transfer rights shall in no event apply to any incentive stock option.

7.11. Non-Qualified Replacement Options. The Committee may grant to any Key Employee a replacement Option to purchase additional shares of Common Stock equal to the number of shares delivered by the Key Employee and/or withheld by the Company in satisfaction of the exercise price and/or tax withholding obligations with respect to an Option. The terms of a replacement Option shall be identical to the terms of the exercised Option, except that the exercise price shall be not less than the Fair Market Value on the grant date of the replacement Option. At the discretion of the Committee, the Option Agreement for any Option under the


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Plan (including any previously granted and outstanding nonqualified stock option, where the applicable Option Agreement is appropriately amended) may provide for the automatic grant of such a replacement Option or for the automatic grants of multiple replacement Options over the term of the initial Option.

SECTION 8.         STOCK APPRECIATION RIGHTS

8.1. Grant of Stock Appreciation Rights. Subject to the terms and provisions of this Plan, Stock Appreciation Rights may be granted to Participants either independent of Options or in conjunction with nonqualified stock options at any time and from time to time as shall be determined by the Committee.

8.2. Exercise of Stock Appreciation Rights Granted in Conjunction with a Nonqualified Option. Stock Appreciation Rights granted in conjunction with a nonqualified stock option may be exercised at any time during the life of the related stock option, with a corresponding reduction in the number of shares available under the Option. Option shares with respect to which the Stock Appreciation Right shall have been exercised may not again be subject to an Option under this Plan.

8.3. Exercise of Stock Appreciation Rights Granted Independent of Options. Stock Appreciation Rights granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on the Stock Appreciation Right including, but not limited to, a corresponding proportional reduction in previously granted Options.

8.4. Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive payment of an amount (subject to Subsection 8.5 below) determined by multiplying:

(a) The difference between the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

(b) The number of shares with respect to which the Stock Appreciation Right is exercised.

8.5. Form of Payment. Payment to the Participant, upon the exercise of a Stock Appreciation Right, will be made in cash.

8.6. Limit on Appreciation. The Committee, in its sole discretion, may establish (at the time of grant) a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

8.7. Term of Stock Appreciation Right. The term of a Stock Appreciation Right granted under the Plan shall not exceed ten years.



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8.8. Termination of Employment. In the event that the employment of a
Participant is terminated by reason of death, disability or retirement, or for any other reason, the exercisability of any outstanding Stock Appreciation Rights granted in conjunction with an Option shall terminate in the same manner as specified for their related Options under Subsections 7.8 and 7.9. The exercisability of any outstanding Stock Appreciation Rights granted independent of Options also shall terminate in the manner provided under Subsections 7.8 and 7.9.

8.9. Nontransferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

SECTION 9.           RESTRICTED STOCK

9.1. Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to such Participants and in such amounts as it shall determine. It is contemplated that Restricted Stock grants will be made only in extraordinary situations of performance, promotion, retention or recruitment.

9.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the restriction period or periods, the number of Restricted Stock shares granted, and such other provisions as the Committee shall determine.

9.3. Transferability. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Committee and as shall be specified in the Restricted Stock Agreement, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

9.4. Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

9.5. Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.4, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:


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                  "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the 1992 Stock Compensation Plan of SPX Corporation, rules and administration adopted pursuant to such Plan, and a Restricted Stock grant dated _____________________. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of SPX Corporation."

9.6. Removal of Restrictions. Except as otherwise provided in this Section, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Subsection 9.5 removed from his Common Stock certificate.

9.7. Voting Rights. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

9.8. Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

9.9. Termination of Employment Due to Retirement. In the event that a Participant terminates his employment with the Company because of normal retirement (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event that a Participant terminates his employment with the Company because of early retirement (as defined under the then established rules of the Company), the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock pursuant to Subsection 9.3 and add such new restrictions to those shares of Restricted Stock as it deems appropriate.

9.10. Termination of Employment Due to Death or Disability. In the event a Participant's employment is terminated because of death or disability (as defined under the then established rules of the Company), any remaining Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9.3 shall automatically terminate and, except as otherwise provided in Subsection 9.4, the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

9.11. Termination of Employment for Reasons Other Than Death, Disability or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Subsections 9.9 and 9.10 during the Period of Restrictions, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such shares and may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

SECTION 10.        PERFORMANCE UNITS

         Performance units may be granted subject to such terms and conditions as the Committee in its discretion shall determine. Performance units may be granted either in the form of cash units or in share units which are equal in value to one share of Common Stock or a combination thereof. The Committee shall establish the performance goals to be attained in respect of the performance units, the various percentages of performance unit value to be distributed upon the attainment, in whole or in part, of the performance goals and such other performance unit terms, conditions and restrictions as the Committee shall deem appropriate. As soon as practicable after the termination of the performance period, the Committee shall determine the payment, if any, which is due on the performance unit in accordance with the terms thereof. The Committee shall determine, among other things, whether the payment shall be made in the form of cash or shares of Common Stock, or a combination thereof.

SECTION 11.        BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

SECTION 12.        RIGHTS OF EMPLOYEES

12.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

12.2. Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

SECTION 13.        MERGER OR CONSOLIDATION

13.1. Treatment of Options and Stock Appreciation Rights. Upon a dissolution or a liquidation of the Company, each Participant shall have the right to exercise any unexercised Options or Stock Appreciation Rights, whether or not then exercisable, subject to the provisions of the Plan immediately prior to such dissolution or liquidation. If not exercised within a reasonable time period, of not less than 30 days from the date of such dissolution or liquidation, as determined by the Committee, all outstanding Options and Stock Appreciation Rights shall terminate. In the

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event of a merger or consolidation in which the Company is not the surviving corporation, each Participant shall be offered a firm commitment whereby the resulting or surviving corporation will tender to the Participant new Options and Stock Appreciation Rights in the surviving corporation, with terms and conditions, both as to number of shares and otherwise, which will substantially preserve to the Participant the rights and benefits of the Options and Stock Appreciation Rights outstanding hereunder.

13.2. Treatment of Restricted Stock. In the event of a dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, all restrictions shall lapse on the shares of Restricted Stock granted under the Plan and thereafter such shares shall be freely transferable by the Participant, subject to applicable Federal or state securities laws.

SECTION 14.        AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

         The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

(a) Increase the total amount of Common Stock which may be issued under the Plan, except as provided in Subsections 5.1 and 5.3.

(b) Change the provisions of the Plan regarding the Option Price except as permitted by Subsection 5.3.

(c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

(d) Extend the period during which Options, Stock Appreciation Rights, Restricted Stock or Performance Units may be granted.

(e) Extend the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights or Restricted Stock previously granted under the Plan, without the consent of the Participants.

SECTION 15.        TAX WITHHOLDING

15.1. Tax Withholding. The Company, as appropriate, shall have the right to deduct from all payments any Federal, state or local taxes required by law to be withheld with respect to such payments.

15.2. Stock Withholding. With respect to withholding required upon the exercise of nonqualified stock options, or upon the lapse of restrictions on Restricted Stock, Participants may elect, subject to the approval of the Committee, to satisfy the withholding required, in whole

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or in part, by having the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. Participants may also elect to satisfy all or a portion of the tax withholding (up to the maximum legally permissible withholding amount) by (a) tendering shares of previously acquired Common Stock having a value equal to the amount of tax to be withheld or (b) by directing the Company to withhold Shares of Common Stock, including attesting to the ownership of Mature Common Stock having a value equal to the amount of tax to be withheld (in the manner provided in Subsection 7.6). The value of the shares to be withheld, tendered or attested is to be determined by such methods or procedures as shall be established from time to time by the Committee. All elections shall be irrevocable and shall be made in writing, signed by the Participant, and shall satisfy such other requirements as the Committee shall deem appropriate.

SECTION 16.        INDEMNIFICATION

         Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 17.        REQUIREMENTS OF LAW

17.1. Requirements of Law. The granting of Options, Stock Appreciation Rights, Restricted Stock or Performance Units, and the issuance of shares of Common Stock with respect to an Option exercise or Performance Unit award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Michigan.